EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Segment Revenues:
Network Solutions	$121,043	$145,467	$341,359	$444,607
Services & Support	19,292	39,645	47,830	95,457
Total	$140,335	$185,112	$389,189	$540,064

Category Revenues:
Access & Aggregation	$91,901	$135,959	$258,323	$394,741
Customer Devices	38,552	35,582	103,213	105,683
Traditional & Other Products	9,882	13,571	27,653	39,640
Total	$140,335	$185,112	$389,189	$540,064

Sales by Geographic Region:
United States	$83,731	$147,875	$214,039	$413,852
International	56,604	37,237	175,150	126,212
Total	$140,335	$185,112	$389,189	$540,064